UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 13, 2026
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
The 2026 Annual Meeting of Stockholders of Rayonier Advanced Materials Inc. (the “Company”) was held on May 13, 2026 (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company (1) elected two director nominees to terms expiring in 2029, (2) did not approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the board of directors, (3) did not approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions, (4) approved, on an advisory basis, the compensation of the Company’s named executive officers, (5) approved the French Sub-Plan to be Implemented Under the Rayonier Advanced Materials Inc. 2023 Incentive Stock Plan, as amended and restated, and (6) ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2026.
The final voting results were as follows:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Election of Directors, Terms Expire in 2029
Charles R. Eggert	43,518,021	832,262	86,419	11,631,347
David C. Mariano	43,596,822	747,300	92,580	11,631,347

Vote on an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Declassify the Board of Directors	44,009,501	377,458	49,743	11,631,347

Vote on an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provisions	43,819,459	588,341	28,902	11,631,347

Advisory Vote on the Compensation of our Named Executive Officers	43,491,684	674,171	270,847	11,631,347

Vote on the French Sub-Plan to be Implemented Under the Rayonier Advanced Materials Inc. 2023 Incentive Stock Plan, as Amended and Restated	40,723,763	3,634,066	78,873	11,631,347

Ratification of Auditor	55,119,872	706,501	241,676	—

Signature
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc.

By:	/s/ R. COLBY SLAUGHTER
R. Colby Slaughter
Senior Vice President, General Counsel and Corporate Secretary

Date: May 18, 2026
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